UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2019

KUSHCO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55418	46-5268202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11958 Monarch Street, Garden Grove, CA	92841
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (714) 243-4311

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On April 29, 2019, KushCo Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”), pursuant to which the Company agreed to issue and sell, and the Investor agreed to purchase, a Senior Note (the “Note”) in a private placement offering (the “Private Placement”) in the aggregate principal amount of $21,300,000 with an original issue discount, and received gross proceeds of $20,000,000 (the “Gross Proceeds”).

The Note will be a senior unsecured obligation of the Company, and unless earlier redeemed will mature on the 18 month anniversary of the closing of the Private Placement (the “Maturity Date”). The Note does not bear interest except upon the occurrence of any event of default, in which case the Note will bear interest at 18% per annum (the “Default Rate”). The offering is expected to close on or about April 30, 2019, subject to customary closing conditions.

Canaccord Genuity LLC is acting as the sole placement agent in connection with the Private Placement and will be entitled to a cash fee equal to 4% of the gross proceeds raised in the Private Placement.

On the Maturity Date, the Company must repay an amount equal to 120% of the Gross Proceeds. The Notes are redeemable by the Company (i) between the issuance date and three months following issuance at an amount equal to 106.5% of the Gross Proceeds with respect to outstanding principal and any accrued interest or late charges, (ii) between three and six months following issuance at an amount equal to 112% of the Gross Proceeds with respect to outstanding principal and any accrued interest or late charges, (iii) between six and ten months at an amount equal to 115% of the Gross Proceeds with respect to outstanding principal and any accrued interest or late charges, and (iv) thereafter through the Maturity Date at an amount equal to 120% of the Gross Proceeds with respect to outstanding principal and any accrued interest or late charges.

The Note includes customary affirmative and negative covenants, including a limitation on the Company’s ability to incur additional indebtedness, subject to certain permitted exceptions. The Note includes customary events of default including, among others, payment defaults, breach of covenant defaults, bankruptcy and insolvency defaults, cross defaults with certain indebtedness, a change of control default, judgment defaults, and inaccuracies of representations and warranties defaults. The Investor may require the Company to redeem, upon the occurrence of an event of default, all or a portion of the Note at a redemption premium of 135% of Gross Proceeds with respect to outstanding principal and any accrued interest or late charges. Any late payments under the Note will accrue late charges at a rate of 18% per annum, unless such payments are also subject to the Default Rate.

Pursuant to the Purchase Agreement, the Company granted to the Investor participation rights for the longer of (i) the second anniversary of the closing of the Private Placement or (ii) the date when the Note is no longer outstanding, pursuant to which the Investor will receive pro rata rights to participate in future financing transactions up to an aggregate of 15% of such transactions (or, except for certain permitted indebtedness, up to an aggregate of 100% of debt issuances).

The foregoing descriptions of the Purchase Agreement and the Note are summaries only and are qualified in their entirety by the full text of the Purchase Agreement related to the Private Placement and the form of Note, each of which is filed as an exhibit hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information concerning the Note is incorporated by reference from Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure included under Item 1.01 is incorporated by reference herein. The Note will not be registered under the Securities Act of 1933 (the “Securities Act”) and will be issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. The Investor will acquire the Note for investment and has acknowledged that it is an accredited investor as defined by Rule 501 under the Securities Act. The Note may not be offered or sold in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

Item 8.01.	Financial Statements and Exhibits.

On April 30, 2019, the Company issued a press release announcing the execution of the Purchase Agreement. The press release is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
4.1	Form of Senior Note.
10.1	Securities Purchase Agreement, dated April 29, 2019, between KushCo Holdings, Inc. and HB Sub Fund II LLC.
99.1	Press Release issued by KushCo Holdings, Inc. on April 30, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUSHCO HOLDINGS, INC.
(Registrant)

April 30, 2019	/s/ Nicholas Kovacevich
(Date)	Nicholas Kovacevich Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
4.1	Form of Senior Note.
10.1	Securities Purchase Agreement, dated April 29, 2019, between KushCo Holdings, Inc. and HB Sub Fund II LLC.
99.1	Press Release issued by KushCo Holdings, Inc. on April 30, 2019.